Exhibit 99

FOR IMMEDIATE RELEASE	July 23, 2024
BUTLER NATIONAL CORPORATION ANNOUNCES FISCAL YEAR END 2024 FINANCIAL RESULTS - Record $0.18 diluted earnings per share for fiscal 2024 as compared to $0.06 in fiscal 2023 -

NEW CENTURY, KANSAS, July 23, 2024, - Butler National Corporation (OTCQX: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the fiscal year ended April 30, 2024.

Historical selected financial data related to all operations:
	Year Ended April 30
	(In thousands except per share data)
	2024	2023
Revenue	$78,376	$75,182
Operating Income	13,239	8,654
Net Income	12,512	4,516
Total Assets	113,975	113,906
Long-term Obligations	36,617	41,748
Stockholders' Equity	54,441	46,781
Weighted Average Shares - Diluted	70,436	76,457
Diluted Earnings Per Share	0.18	0.06
New Product Research and Development Cost	3,069	3,034

Management Comments

Butler National Corporation President and CEO, Christopher J. Reedy, commented on the results stating, "We are pleased to report that fiscal year 2024 closed with record revenue and net income. Revenue increased 4% to $78.4 million in fiscal 2024 as compared to $75.2 million in fiscal 2023. Fiscal 2024 net income was $12.5 million compared to a net income of $4.5 million in fiscal 2023.  We are working diligently in all aspects of the business to continue the positive results."

"The revenue reflects a 7% increase in Aerospace Products in fiscal 2024, which is attributed to targeted marketing our new FAA STC approved modifications and special mission products. There was also a 2% increase in Professional Services revenue attributable to sports wagering. Fiscal 2024 operating margin was 17% compared to 12% in fiscal 2023," continued Reedy.

"During the fiscal year ended April 30, 2024, we invested approximately $3.1 million in projects for the development and production of new products. We believe this expenditure for design and development engineering, testing, and certification of new products is required to grow Aerospace Products, help stabilize our long-term revenue and enhance our future profits," said Reedy.

"The Butler team continues to focus on training new talent to enhance production efficiencies while maintaining schedules and growing net income. Training ranges from on-the-job development of aircraft modifications skills, both for technicians and engineers, to specialized cable manufacturing in Tempe. Our objective is to grow production capacity and minimize the loss of productivity. The modification activity at the New Century facility is progressing as we have reached our current staffing goals for modifications; however, we continue to seek talented staff at each of our locations to further enhance productivity. We are working to expand program management activities to better accommodate customer requests and track the significantly increased number of modifications that are in process at both Newton and New Century. From an engineering perspective, the commitment to develop niche new product offerings continues. We are also reviewing and streamlining operations to maximize the effective use of our resources. I am very appreciative of all the Butler National employees for their contributions in achieving the record results for fiscal year 2024. We are looking forward to meaningful discussions at the upcoming shareholder meeting," concluded Reedy.

Business Segment Highlights

Aerospace Products:

Revenue increased 7% to $39.7 million in fiscal 2024 compared to $37.1 million in fiscal 2023. This $2.6 million increase was due primarily to an increase in our aircraft modification business of $1.0 million and $1.2 million in our special mission business. We have invested in the development of several new FAA STC approvals. Each STC development results in new marketable airplane products that the Company may sell to other customers. Costs increased 11% to $28.7 million in fiscal 2024 compared to $25.9 million in fiscal 2023. Costs were 72% of segment total revenue in fiscal 2024, compared to 70% of segment total revenue in fiscal 2023. The increase is directly related to an increase in material and labor costs. Expenses decreased 42% in fiscal 2024 to $6.5 million compared to $11.2 million in fiscal 2023. Expenses were 17% of segment total revenue in fiscal 2024, compared to 30% of segment total revenue in fiscal 2023. The decrease is primarily due to a $4.5 million severance accrual relating to separation agreements with two former executive officers that was expensed in fiscal 2023. Aerospace Products had an operating income of $4.5 million in fiscal 2024 compared to an operating income of $0.1 million in fiscal 2023.

Professional Services:

Revenue from Professional Services increased 2% to $38.6 million in fiscal 2024 from $38.0 million in fiscal 2023. The sports wagering platform brought in $4.6 million of revenue during fiscal 2024 compared to $2.7 million for the partial year it was operational in fiscal 2023. Traditional casino gaming revenue decreased $1.2 million due to a decrease in patron visits. We believe this was due primarily to competition and increased inflation and drought conditions in our primary market area causing a decrease in discretionary spending. Costs increased 2% in fiscal 2024 to $15.8 million compared to $15.4 million in fiscal 2023. Costs were 41% of segment total revenue in fiscal 2024, compared to 40% of segment total revenue in fiscal 2023. The increase is directly related to an increase in labor costs. Expenses increased 1% in fiscal 2024 to $14.2 million compared to $14.0 million in fiscal 2023. Expenses were 36% of segment total revenue in fiscal 2024, compared to 37% of segment total revenue in fiscal 2023. The increase is due primarily to an increase in depreciation expense. Operating income from Professional Services increased 1% to $8.7 million in fiscal 2024 compared to $8.6 million in fiscal 2023.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, labor, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:

As of April 30, 2024, our backlog totaled approximately $30.3 million. As of July 19, 2024, our backlog totaled approximately $28.6 million. The backlog includes orders with signed contracts which may not be completed within the next fiscal year. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Professional Services business segments. The Aerospace Products segment involves system design, engineering, manufacturing, integration, installation, repairing, overhauling, servicing and distribution of aerostructures, avionics, aircraft components, accessories, subassemblies and systems ("Aerospace Products"). Additionally, we also operate Federal Aviation Administration (the "FAA") Repair Stations. We serve a broad, worldwide spectrum of the aviation industry, including owners and contractors of private and commercial businesses, and governmental aircraft and suppliers to the government. Professional Services include casino management services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time, except as expressly required by federal securities laws.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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